UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2005

The Toro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8111 Lyndale Avenue South, Bloomington, Minnesota		55420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-888-8801

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2005, The Toro Company purchased 36,238 shares of Toro common stock from Kendrick B. Melrose, Executive Chairman of the Board. The purchase was effected under the terms of an Officer Stock Purchase Policy, which was approved by Toro’s Board of Directors on September 16, 1999. Pursuant to the terms of the Officer Stock Purchase Policy, Mr. Melrose requested prior to the opening of the market on the morning of April 6, 2005 that Toro purchase 36,238 of his shares of Toro common stock at a purchase price equal to $90.00 per share, which represented the closing price of a share of Toro common stock on April 5, 2005, as reported by the New York Stock Exchange, Inc. Toro, which has recently and from time to time been in the market effecting repurchases of its common stock under its Board of Directors approved stock repurchase program, agreed to purchase the shares from Mr. Melrose.

Item 9.01. Financial Statements and Exhibits.

(c)Exhibit. The following exhibit is filed herewith:

Exhibit No. Description
10(a) Officer Stock Purchase Policy (incorporated by reference to Exhibit 10(a) to Registrant's Current Report on Form 8-K dated September 14, 2004, Commission File No. 1-8649).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Toro Company

April 6, 2005	By:	Michael J. Hoffman

Name: Michael J. Hoffman
Title: President and Chief Executive Officer